Exhibit 99.1

Motorsport Games Reports Second Quarter 2021 Financial Results

MIAMI, Florida – August 11, 2021 – Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”) today reported financial results for the second quarter ended June 30, 2021. The Company also posted a Second Quarter 2021 review video, highlighting key milestones that occurred in the period, which is accessible on the investor relations section of its website.

Dmitry Kozko, Chief Executive Officer of Motorsport Games, commented, “I am incredibly excited to announce a newly released trailer of our upcoming flagship NASCAR title, NASCAR 21: Ignition. This is arguably the most anticipated NASCAR title ever and a proud moment for us at Motorsport Games. This is a major milestone that will enable us to fully showcase our extraordinary capabilities. We will be accepting pre-orders beginning tomorrow with an official launch date of October 28, 2021.”

Kozko also commented, “We began generating additional revenue from new products, such as rFactor 2, that joined our portfolio during the first half of this year. This ramp-up is just beginning, adding to the momentum following our IPO earlier this year. Combined with all of the demand and community support for our upcoming NASCAR title, we believe we are well positioned to reach our updated outlook for the full year, which takes into consideration the exact timing of the NASCAR 21: Ignition release.”

Second Quarter 2021 Highlights

●	Revenues were $2.2 million for the second quarter ended June 30, 2021. This compares to revenues of $3.9 million in the prior year period, which had closer proximity to a game launch, and when gaming participation was at historic highs driven by the global pandemic.

●	Net loss for the second quarter of 2021 was $6.0 million compared to $32,000 in the prior year period.

●	Adjusted EBITDA[1] was ($3.7 million) compared to $0.4 million in the prior year period.

1Regarding the Company’s use of Adjusted EBITDA, which is a Non-GAAP financial measure, please see the note below, “Use of Non-GAAP Financial Measures.”

Second Quarter 2021 and Subsequent Business Update

●	NASCAR 21: Ignition. The Company announced today the October 28, 2021 launch date of the flagship franchise racing game, NASCAR 21: Ignition.

●	NASCAR Game for Switch. The Company has set the target release period for later this year in Q4, following the NASCAR 21: Ignition release.

●	INDYCAR License Agreement. The Company has entered into a gaming and esports license partnership with INDYCAR. The esports and gaming licenses are long-term agreements, in connection with which the parties intend to form an exclusive relationship for the development of official video games and esports events of the INDYCAR SERIES. The debut title is expected to launch in 2023 on Xbox and PlayStation consoles as well as for PCs. INDYCAR SERIES esports events could kick off as early as this year.

●	Completed Acquisitions. Motorsport Games completed the acquisition of Studio397 and acquired all of the remaining equity interests in 704Games.

Financial Results for the Three and Six Months Ended June 30, 2021

Jon New, Chief Financial Officer of Motorsport Games, stated, “We were pleased to exceed analysts’ consensus estimates for revenue and Adjusted EBITDA for the second quarter of 2021. Additionally, we successfully closed the acquisition of Studio397 and the acquisition of the remaining minority interest in 704Games.”

Three Months Ended June 30, 2021 compared to Three Months Ended June 30, 2020

Revenues were $2.2 million for the three months ended June 30, 2021, versus $3.9 million in revenues in the three months ended June 30, 2020, a decrease of $1.7 million or 42%. The decrease in revenues compared to the 2020 period was primarily due to lower console and PC game sales and, to a lesser extent, a reduction in mobile revenues.

Gross profit was $1.3 million, or 60% of revenues, for the three months ended June 30, 2021, versus $2.6 million, or 67% of revenues, for the three months ended June 30, 2020, representing a decrease of $1.3 million or 49%. The decrease in gross profit was primarily due to the $1.6 million reduction in game revenues and a $0.3 million increase in amortization partially offset by a $0.3 million decrease in retail production and distribution expenses and $0.3 million decrease in royalty expenses due to lower revenues and a higher mix of digital sales that have a larger gross margin than physical units.

Sales and marketing expenses were $0.70 million for the three months ended June 30, 2021, versus $0.72 million for the three months ended June 30, 2020. The decrease of $0.02 million, or 2%, is due reductions in marketing spend due to reduced revenues, partially offset by increased marketing payroll.

Development expenses were $1.8 million for the three months ended June 30, 2021, versus $1.2 million for the quarter ended June 30, 2020, representing an increase of $0.6 million. Development expenses increased primarily due to higher compensation costs for development staff to create and support an increased number of games and platforms.

General and administrative expenses were $4.7 million and $0.6 million for the three months ended June 30, 2021 and 2020, respectively, representing an increase of $4.1 million. The increase in general and administrative expenses was primarily attributable to: (i) $1.1 million in compensation expense for the settlement of certain stock appreciation rights (“SARs”) of 704Games that were settled in cash in connection with the acquisition of the remaining equity interests in 704Games during the second quarter of 2021; (ii) a $0.9 million increase in payroll expense (excluding the compensation expense for the settlement of the 704Games’ SARs and non-cash compensation expense) primarily due to the increase in headcount to manage a larger portfolio of brands across a greater number of platforms; (iii) a $0.1 million increase of in non-cash compensation expense; (iv) a $0.6 million increase in insurance expense due to the directors’ and officers’ insurance policy that we obtained when the Company became publicly traded; and (v) a $1.2 million increase in professional fees primarily relating to various acquisitions and corporate transactions, including the buyout through a merger of 704Games, litigation matters relating to previous purchases of certain equity interests in 704Games and an increase in consulting fees primarily to support the preparation of public company filings.

The Company’s net loss attributable to Motorsport Games Inc. for the quarter ended June 30, 2021 was $5.8 million, or $0.50 loss per share of Class A Common Stock, versus a net loss attributable to Motorsport Games Inc. of $0.08 million for the quarter ended June 30, 2020.

Adjusted EBITDA2 loss was $3.7 million for the three months ended June 30, 2021, versus positive Adjusted EBITDA of $0.4 million for the three months ended June 30, 2020. The following table provides a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure:

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

Revenues were $4.7 million for the six months ended June 30, 2021, versus $7.1 million for the six months ended June 30, 2021, representing a decrease of $2.4 million, or 34%. The decrease in revenue was primarily due to lower sales of our console and PC games and, to a lesser extent, a reduction in mobile revenues.

Gross profit was $3.0 million, or 64% of revenues, and $4.8 million, or 67% of revenues, for the six months ended June 30, 2021 and 2020, respectively. The decrease of $1.8 million, or 37%, was primarily due to the reduction in game sales revenues and an increase in amortization expense. This was partially offset by the increased percentage of digital sales which have a higher gross margin than the sale of physical units.

Sales, marketing and development expenses of $4.8 million and $3.5 million for the six months ended June 30, 2021 and 2020, respectively, increased $1.3 million for the six months ended June 30, 2021. The increase was primarily due to additional headcount and increased marketing expenses to support additional games and platforms that were added to the Company’s product and platform offerings, as well as an increase in non-cash compensation.

2Regarding the Company’s use of Adjusted EBITDA, which is a Non-GAAP financial measure, please see the note, “Use of Non-GAAP Financial Measures.”

General and administrative expenses were $19.5 million and $1.3 million for the six months ended June 30, 2021 and 2020, respectively, representing an increase of $18.2 million. This increase reflects: (i) acquisition and IPO related expenses (including IPO bonuses and non-cash compensation expense) of $14.0 million; (ii) a $1.6 million increase in compensation expense (excluding IPO bonuses, compensation expense for the settlement of the 704Games’ SARs and non-cash compensation expense), primarily due to the increase in headcount to manage a larger portfolio of brands across a greater number of platforms; (iii) a $1.2 million increase in insurance and office expense primarily due to the directors’ and officers’ insurance policy that was obtained when the Company became publicly traded; and (iv) a $1.3 million increase in professional fees, primarily relating to a $0.8 million increase in legal fees for various acquisitions and corporate transactions, including the buyout through a merger of 704Games, and litigation matters relating to previous purchases of certain equity interests in 704Games.

The Company’s net loss attributable to Motorsport Games Inc. for the six months ended June 30, 2021 was $19.6 million, or $1.88 loss per share of Class A Common Stock, versus a net loss attributable to Motorsport Games Inc. of $0.3 million for the six months ended June 30, 2020.

Adjusted EBITDA3 loss was $6.5 million for the six months ended June 30, 2021, versus positive Adjusted EBITDA of $0.3 million for the six months ended June 30, 2020. The following table provides a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure:

3Regarding the Company’s use of Adjusted EBITDA, which is a Non-GAAP financial measure, please see the note, “Use of Non-GAAP Financial Measures.”

2021 Financial Guidance

The Company expects full-year 2021 net revenues of approximately $20.5 million and Adjusted EBITDA of approximately ($10.0 million). The Company expects to meet or exceed these numbers based on its current business and its anticipated October 28, 2021 release of NASCAR 21: Ignition, which may be impacted by, among other things, difficulties, delays in or unanticipated events that may impact the timing and scope of the NASCAR 21: Ignition launch, a slower than anticipated economic recovery as a result of the ongoing and prolonged COVID-19 pandemic and the other factors described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures (the “Non-GAAP Measures”). See the reconciliations of such Non-GAAP financial measures to their most directly comparable U.S. GAAP measures in the financial tables above.

EBITDA, a measure used by management to assess our operating performance, is defined as net loss plus interest (income) expense, depreciation and amortization, less income tax benefit. Adjusted EBITDA is defined as EBITDA adjusted to exclude: (i) IPO-related expenses; (ii) acquisition related expenses; (iii) gain attributable to equity method investment resulting from the acquisition of additional equity interest in the Company’s Le Mans joint venture; (iv) stock-based compensation expenses; and (v) charges or gains resulting from other non-recurring events, if any.

We use the Non-GAAP Measures to manage our business and evaluate our financial performance, as they have been adjusted for items that affect comparability between periods that we believe are not representative of our core ongoing operating business. Additionally, management believes that the Non-GAAP Measures are useful to investors because they enhance investors’ understanding and assessment of our performance, and facilitate comparisons to prior periods and our competitors’ results.

Each of the Non-GAAP Measures is not a recognized term under generally accepted accounting principles in the United States of America (“U.S. GAAP”) and does not purport to be an alternative to revenue, income/loss from operations, net income/net loss, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, each of the Non-GAAP Measures is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments and debt service requirements. The Non-GAAP Measures have limitations as analytical tools, and investors should not consider any of such measures in isolation or as substitutes for our results as reported under U.S. GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business that would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies. Reconciliations of the Non-GAAP Measures to their respective most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are presented in the tables within this release.

We do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, certain acquisition related expenses and stock-based compensation expenses. Each of such adjustments has not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss the results. The live conference call can be accessed by dialing (855) 327-6837 from the U.S. or (631) 891-4304. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games

Motorsport Games, a Motorsport Network company, combines innovative and engaging video games with exciting esports competitions and content for racing fans and gamers around the globe. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including NASCAR, INDYCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”). Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League among others.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release, the related conference call and webcast that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) Motorsport Games’ future business, future results of operations and/or financial condition, including without limitation, the Company’s expectations that its full year 2021 net revenues will be approximately $20.5 million and Adjusted EBITDA will be approximately ($10.0 million) and its expectations to meet or exceed these numbers based on current business and the anticipated fourth quarter release of NASCAR 21: Ignition; (ii) the expected future impact of new or planned products or offerings and the timing of launching such products and offerings, including, without limitation, the Company’s plans to begin accepting pre-orders tomorrow for NASCAR 21: Ignition with an official launch date of October 28, 2021, the Company’s target release period of a NASCAR game for Switch for later this year in Q4 and the Company’s expectation that the INDYCAR debut title will launch in 2023 on Xbox and PlayStation consoles as well as for PCs and that the INDYCAR SERIES esports events could kick off as early as this year; (iii) the expected future impact of completed and pending acquisitions; and (iv) the expected future impact of implementing management strategies and the impact of other industry trends. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans; and/or (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches, such as due to the ongoing and prolonged COVID-19 pandemic. Factors other than those referred to above could also cause Motorsport Games’ results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to (i) Motorsport Games’ ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with the various racing series; (ii) Motorsport Games’ ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition on Motorsport Games’ business, results of operations and/or financial condition; (vi) the risk that changes in consumer behavior could adversely affect Motorsport Games’ business, results of operations and/or financial condition; (vii) Motorsport Games’ ability to protect its intellectual property; and/or (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its Quarterly Reports on Form 10-Q filed with the SEC during 2021, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media

motorsportgames.com	Twitter: @msportgames & @traxiongg

traxion.gg	Instagram: msportgames & traxiongg
motorsport.com	Facebook: Motorsport Games & traxiongg
LinkedIn: Motorsport Games

Twitch: traxiongg

Reddit: traxiongg

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Ashley DeSimone

Ashley.DeSimone@icrinc.com

Media:

ASTRSK PR

motorsportgames@astrskpr.com